EX-99.23(h)(22)

AMENDMENT TO TRANSFER AGENCY AGREEMENT

JNL VARIABLE FUND LLC

AMENDMENT made as of this 1st day of May, 2006, by and between JNL Variable Fund LLC, a Delaware limited liability corporation (“the Variable Fund”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

WITNESSETH

WHEREAS, the Variable Fund and JNAM entered into a Transfer Agency Agreement (the “Agreement”) dated January 31, 2001;

WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate Funds (“Fund”) of the Variable Fund and the owners of record thereof; and

WHEREAS, two new funds have been added; and

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated May 1, 2006, attached hereto.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:	JNL VARIABLE FUND LLC

_________________________	By:________________________________
Susan S. Rhee
As Its Vice President, Counsel and Secretary

ATTEST:	JACKSON NATIONAL ASSET
MANAGEMENT, LLC

_________________________	By:________________________________
Andrew B. Hopping
As Its President

EXHIBIT A

May 1, 2006

JNL/Mellon Capital Management Dow SM 10 Fund

JNL/Mellon Capital Management S&P® 10 Fund

JNL/Mellon Capital Management Global 15 Fund

JNL/Mellon Capital Management 25 Fund

JNL/Mellon Capital Management Select Small-Cap Fund

JNL/Mellon Capital Management Nasdaq® 15 Fund

JNL/Mellon Capital Management Value Line® 25 Fund

JNL/Mellon Capital Management DowSM Dividend Fund

JNL/Mellon Capital Management S&P® 24 Fund

JNL/Mellon Capital Management VIP Fund

JNL/Mellon Capital Management JNL 5 Fund

JNL/Mellon Capital Management JNL Optimized 5 Fund

JNL/Mellon Capital Management Communications Sector Fund

JNL/Mellon Capital Management Consumer Brands Sector Fund

JNL/Mellon Capital Management Oil & Gas Sector Fund

JNL/Mellon Capital Management Financial Sector Fund

JNL/Mellon Capital Management Healthcare Sector Fund

JNL/Mellon Capital Management Technology Sector Fund

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